SUN COMMUNITIES, INC.
At the Market Offering
Sales Agreement
December 17, 2021

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Citibank, N.A. 390 Greenwich Street New York, New York 10013

J.P. Morgan Securities LLC 383 Madison Avenue, 6th Floor New York, New York 10179	JPMorgan Chase Bank, National Association 383 Madison Avenue, 6th Floor New York, New York 10179

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	Royal Bank of Canada 200 Vesey Street New York, New York 10281

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Fifth Third Securities, Inc. 424 Church Street, Maildrop: UTFC6B Nashville, Tennessee 37219

BTIG, LLC 65 East 55th Street New York, New York 10022

Jefferies LLC 520 Madison Avenue New York, New York 10022

Samuel A. Ramirez & Company, Inc. 61 Broadway, 29th Floor New York, New York 10006

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202

As Sales Agents	As Forward Purchasers

Ladies and Gentlemen:
Sun Communities, Inc., a corporation organized and existing under the laws of the State of Maryland (the “Company”), and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), confirm their agreement (this “Agreement”) with BMO Capital Markets Corp. (“BMO”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“JPM”), RBC Capital Markets, LLC, Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated as sales agent, principal and/or (except in the case of Regions Securities LLC, Fifth Third Securities, Inc., BTIG, LLC, Jefferies LLC, Samuel A. Ramirez & Company, Inc. and Robert W. Baird & Co. Incorporated) forward seller (in such capacity, each a “Sales Agent” and collectively, the “Sales Agents”), and each of Bank of Montreal, Bank of America, N.A., Citibank, N.A., JPMorgan Chase Bank, National Association and Royal Bank of Canada, or one of their respective affiliates, as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”). Although the Sales Agents and the Forward Purchasers are signing jointly to the Agreement, it is understood that each Sales Agent and each Forward Purchaser is individually responsible for carrying out its responsibilities pursuant to the Agreement.

For purposes of clarity, it is understood and agreed by the parties hereto that, if Forward Hedge Shares (as defined below) are offered or sold through a Sales Agent acting as forward seller for the applicable Forward Purchaser, then such Sales Agent, as forward seller, shall be acting as sales agent for the applicable Forward Purchaser with respect to the offer and sale of such Forward Hedge Shares, and, except in cases where this Agreement expressly refers to a Sales Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to a Sales Agent acting as sales agent shall also be deemed to apply to such Sales Agent when acting as forward seller, mutatis mutandis.

1.Description of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may (1) issue and sell through or to the Sales Agents, acting as agents and/or principals, the Company's shares of common stock, $0.01 par value per share (the “Common Stock”), and (2) instruct the applicable Sales Agents, each as forward seller, to offer and sell shares of Common Stock borrowed by the applicable Forward Purchasers or its affiliate (any such shares, “Forward Hedge Shares”), in each case on the terms and subject to the conditions set forth in this Agreement, any Confirmation (as defined below) and any Terms Agreement (as defined below), as applicable. The aggregate gross sales price of the shares (the “Shares”) of Common Stock that may be sold pursuant to this Agreement (including any Forward Hedge Shares, but not including any Confirmation Shares (as defined below)) and any Terms Agreement shall not exceed
$1,250,000,000 (the “Maximum Amount”). References herein to this “Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and, to the extent relevant and unless otherwise stated or the context otherwise requires, any Confirmation and any Terms Agreement. Any Shares issued and sold by the Company through a Sales Agent, as sales agent for the Company, or to a Sales Agent, as principal, pursuant to this Agreement and, if applicable, any Terms Agreement are hereinafter sometimes called “Primary Shares.” Any shares of Common Stock to be delivered by the Company to a Forward Purchaser in settlement of all or any portion of the Company’s obligations under any applicable Confirmation are hereinafter sometimes called “Confirmation Shares.”
    Each of the Company and the Operating Partnership agrees that, whenever the Company determines to sell Shares directly to a Sales Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company, the Operating Partnership and such Sales Agent, relating to such sale in accordance with Section 2 hereof. In addition, the Company agrees that if it enters into one or more forward stock purchase transactions (each, a “Forward”) with a Forward Purchaser as set forth in one or more separate letter agreements (each, a “Master Confirmation”) and supplemented by one or more supplemental confirmations (each, a “Supplemental Confirmation,” and together with the relevant Master Confirmation, a “Confirmation”), substantially in the form set forth in Schedule 4 (as supplemented by the applicable Forward Placement Notice (as defined in Section 2(a)(i) hereof)), relating to the applicable Forward, then the Company will, on the respective terms and subject to the respective conditions set forth in such Confirmation and in this Agreement (including the Company’s option to elect Cash Settlement or Net Share Settlement (each as defined in each applicable Confirmation)), deliver to the applicable Forward Purchaser, or a respective affiliate thereof (including the Sales Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Common Stock that may be sold and/or delivered in accordance with this Agreement in connection with such Confirmation. In connection therewith, it is contemplated that the applicable Forward Purchaser will offer and sell through the applicable Sales Agent (which shall be either the same entity as the Forward Purchaser or an affiliate thereof), acting as forward seller on behalf of the Forward Purchaser on the terms and subject to the conditions set forth in this Agreement, Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate. In the event of a conflict between the terms of this Agreement and those of any Terms Agreement or any Confirmation (including the related Forward Placement Notice), the terms of such Terms Agreement or Confirmation, as the case may be, shall control.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Sales Agents and the Forward Purchasers shall have no obligation in connection with such compliance. The issuance and sale of Shares through the Sales Agents will be effected pursuant to the Registration Statement (as defined below), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) and became effective under Rule 462(e) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-255020), including a Base Prospectus (defined below), relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (defined below) to the Base Prospectus specifically relating to the sale of the Shares pursuant to an “at the market” offering as defined in Rule 415 of the Securities Act. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. “Base Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement. “Prospectus Supplement” means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in the form furnished to the Sales Agents by the Company in connection with the offering of the Shares. “Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) of the Securities Act. The Base Prospectus, Prospectus Supplement, and any Free Writing Prospectus shall collectively be referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (or deemed to be incorporated by reference therein), and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).
2.Sale and Delivery of Shares.
(a)On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (I) the Company agrees to issue and sell through or to one or more Sales Agents, each as sales agent and/or principal, as and when it provides instructions, in its discretion, to any Sales Agent or Sales Agents for the offer and sale of Shares, and the applicable Sales Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares in accordance with the terms and subject to the conditions set forth in the relevant Regular Placement Notice (as defined below), this Agreement and, if applicable, the relevant Terms Agreements; and (II) if the Company enters into a Confirmation with a Forward Purchaser in accordance with Section 1 hereof, the applicable Sales Agent, as forward seller on behalf of such Forward Purchaser, agrees to use its commercially reasonable efforts to offer and sell the Forward Hedge Shares to be borrowed by such Forward Purchaser or its affiliate on the terms and subject to the conditions set forth in the relevant Forward Placement Notice, this Agreement and the applicable Confirmation.
(i)The Shares are to be sold on a daily basis or otherwise as shall be mutually agreed upon by the Company, the applicable Sales Agent and, if applicable, the relevant Forward Purchaser on any day that (I) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (II) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (the “Authorized Company Representatives”), has instructed the applicable Sales Agent by telephone (confirmed promptly by electronic mail addressed to each of the individuals from the applicable Sales Agent set forth on Schedule 2, as such schedule may be amended from time to time with prior written notice, but not to any other Sales Agent) to make sales of Shares on terms acceptable to such Sales Agent and (III) the Company has satisfied its obligations under Section 5 hereof. If the Company wishes to issue and sell through or to a Sales Agent, as sales agent and/or principal, it will so designate in a notice delivered by electronic mail to the applicable Sales Agent (with a copy to the other Sales Agents), substantially in the form attached hereto as Schedule 3-A (a “Regular Placement Notice”). If the Company wishes that a Sales Agent, as forward seller, offer and sell Forward Hedge Shares it will so designate in a notice delivered by electronic mail to the applicable Sales Agent and the applicable Forward Purchaser (with a copy to the other Sales Agents and other Forward Purchasers), substantially in the form attached hereto as Schedule 3-B (a “Forward Placement Notice”). Such Regular Placement Notice or Forward Placement Notice (a “Placement Notice”) shall specify: (1) any minimum price below which sales of Shares may not be effected, (2) in the case of a Forward Placement Notice, (A) the Forward Hedge Selling Period (as defined below), (B) the maximum aggregate gross sales price or the maximum number of Forward Hedge Shares to be sold by the applicable Sales Agent over the Forward Hedge Selling Period specified in such notice (such maximum aggregate gross sales price or share number, the “Aggregate Maximum Forward Hedge Amount”), (C) the Forward Seller Commission (as defined below), (D) the Spread, (E) the Initial Stock Loan Rate, (F) the Maximum Stock Loan Rate, (G) the Trade Date, (H) the Maturity Date, (I) the Forward Price Reduction Dates and (J) the Forward Price Reduction Amounts (each as defined in each applicable Confirmation), and (3) the maximum amount of Shares to be sold by the applicable Sales Agent daily as agreed to by the applicable Sales Agent and, if applicable, the relevant Forward Purchaser; provided that such amount shall not be in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount in excess of the Maximum Amount; and provided, further, that, in the case of a Forward Placement Notice, (x) the sum of (1) the number of Confirmation Shares issued under all Confirmations that have settled as of the contemplated date of delivery, (2) the aggregate Capped Number (as defined in each applicable Confirmation) under all Confirmations outstanding as of the contemplated date of delivery that have not settled and (3) the proposed Capped Number for the Confirmation related to such Forward Placement Notice shall not exceed (y) 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement. The Placement Notice may also specify any other limitations mutually agreed to by the applicable Sales Agent and, if applicable, the relevant Forward Purchaser. Subject to the terms and conditions of this Section 2(a), the applicable Sales Agent may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act (an “At the Market Offering”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Shares to or through a market maker, or directly to any customer or client of the applicable Sales Agent. The applicable Sales Agent may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions, as shall be mutually agreed upon by the Company, such Sales Agent and, if applicable, such Forward Purchaser. The “Forward Hedge Selling Period” means the period of such number of consecutive trading days (as specified in the applicable Forward Placement Notice), beginning on the date specified in such Forward Placement Notice or, if such date is not a trading day, the next trading day following such date and ending on the last such trading day or such earlier date on which the applicable Sales Agent, as forward seller, shall have completed the sale of Forward Hedge Shares in connection with the relevant Confirmation; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a Scheduled Trading Day as an Early Valuation Date (each as defined in each applicable Confirmation) under, and pursuant to, the provisions of Section 2 of the applicable Confirmation or (y) a Bankruptcy Termination Event (as defined in each applicable Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the applicable Sales Agent, as forward seller, becoming aware of such occurrence, immediately terminate as of the first such occurrence; and provided, further, that any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement. The applicable Sales Agent may accept such Placement Notice by telephone or in writing (including electronic mail).
(ii)It is expressly acknowledged and agreed that neither the Company nor the Sales Agents or the Forward Purchaser will have any obligation whatsoever with respect to a Placement Notice unless and until the Company delivers a Placement Notice to a Sales Agent and any applicable Forward Purchaser and such Sales Agent and any applicable Forward Purchaser confirms the proposed terms set forth in the Placement Notice are acceptable to the Sales Agent and any applicable Forward Purchaser and executes such Placement Notice, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice that a Sales Agent and any applicable Forward Purchaser has not declined, the terms of the Placement Notice will control, but only with respect to the sale of Shares to which such Placement Notice relates.
(iii)Prior to the opening of trading on the immediately following trading day of a Sales Agent’s and the applicable Forward Purchaser’s acceptance of a Forward Placement Notice, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule 4 hereto and consistent with such Forward Placement Notice; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser. Prior to the first trading day following the applicable Hedge Completion Date (as defined in each applicable Confirmation) relating to such Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser in form and substance satisfactory to such Forward Purchaser relating to such Forward.
(iv)Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the applicable Sales Agent by telephone (confirmed promptly by electronic mail addressed to each of the individuals from the applicable Sales Agent set forth on Schedule 2) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or the applicable Sales Agent may, upon notice to the other parties hereto by telephone (confirmed promptly by electronic mail addressed to each of the individuals from the applicable Sales Agent set forth on Schedule 2), suspend the offering of the Shares through such Sales Agent for a specified period (a “Suspension Period”); provided, however, that (A) such Suspension Period shall apply solely to the applicable Sales Agent, (B) any Placement Notice related to such Sales Agent during the Suspension Period shall not be deemed to be pending for the purposes of Sections 4(q), 4(r), 4(s), and 4(t), and (C) such Suspension Period shall not affect or impair the parties’ respective obligations with respect to Shares sold hereunder prior to the giving of such notice and any Confirmation executed and delivered by the Company and a Forward Purchaser prior to the receipt of such notice under which Forward Hedge Shares have been sold.

(v)Each Sales Agent hereby covenants and agrees not to make any sales of Shares on behalf of the Company or the relevant Forward Purchaser, pursuant to this Section 2(a), other than (A) by means of At the Market Offerings and (B) such other sales of Shares as sales agent for the Company or the relevant Forward Purchaser as shall be mutually agreed upon by the Company, such Sales Agent and, if applicable, such Forward Purchaser.
(vi)The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agents in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 5 and the applicable Placement Notice. The amount of any discount, commission or other compensation to be paid by the Company to each Sales Agent, as forward seller for the applicable Forward Purchaser, for sales of Forward Hedge Shares shall be calculated in accordance with the terms set forth in Schedule 5 and the applicable Placement Notice (the “Forward Seller Commission”). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the Forward Purchasers, as applicable, from the sale of such Shares (the “Net Proceeds”).
(vii)Each Sales Agent, as sales agent or as forward seller hereunder, shall provide written confirmation to the Company and, if applicable, the relevant Forward Purchaser (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day on which Shares are sold pursuant to this Section 2(a) setting forth (A) the number of Primary Shares or Forward Hedge Shares sold on such day, (B) the Net Proceeds to the Company or the Forward Purchaser, as applicable, (C) the Initial Forward Price (as defined in each applicable Confirmation) as of such day under any Confirmation pursuant to which Forward Hedge Shares were sold on such day, (D) the aggregate gross sales proceeds of such Shares and (E) any compensation payable by the Company to such Sales Agent with respect to such sales.
(viii)Settlement for sales of Shares pursuant to this Section 2(a) will occur on the second business day (or such earlier day as is industry practice for regular-way trading and as mutually agreed by the Company, the applicable Sales Agent and, if applicable, the relevant Forward Purchaser) that is also a trading day on the NYSE following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date for the sale of Primary Shares through a Sales Agent as sales agent for the Company or to a Sales Agent as principal (each such day, a “Direct Settlement Date”), the Net Proceeds from the sale of such Primary Shares shall be delivered to the Company in same day funds to an account designated by the Company in writing prior to such Direct Settlement Date against receipt of the Primary Shares sold. Settlement for all such Primary Shares shall be effected by free delivery of the Primary Shares by the Company or its transfer agent to the applicable Sales Agent’s account, or to the account of such Sales Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Primary Shares on any Direct Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 6 hereof, it shall (A) indemnify and hold the applicable Sales Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company or its transfer agent and (B) pay the applicable Sales Agent any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 2(a)(viii). On each Settlement Date for the sale of Forward Hedge Shares through a Sales Agent as forward seller for the applicable Forward Purchaser (each such day, a “Forward Settlement Date”), the Net Proceeds from the sale of such Forward Hedge Shares shall be delivered to the applicable Forward Purchaser in same day funds to an account designated by the applicable Forward Purchaser in writing prior to such Forward Settlement Date against receipt of the Forward Hedge Shares sold. Settlement for all such Forward Hedge Shares shall be effected by free delivery of the Forward Hedge Shares by the relevant Forward Purchaser to the applicable Sales Agent’s account, or to the account of such Sales Agent’s designee through DWAC or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form.
(ix)At each Applicable Time, Settlement Date, Representation Date (each as defined in Sections 18, 2(a)(viii) and 4(q) hereof, respectively) and Trade Date (as defined in each applicable Confirmation), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of a Sales Agent to use its commercially reasonable efforts to sell Shares shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 hereof.
(b)If the Company wishes to issue and sell the Shares other than as set forth in Section 2(a) hereof (each, a “Placement”), it will notify the applicable Sales Agent of the proposed terms of such Placement. If such Sales Agent, as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company, the Operating Partnership and such Sales Agent will enter into a Terms Agreement setting forth the terms of such Placement.
(c)(i) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the Maximum Amount and (B) the amount available for offer and sale under the Prospectus and the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to each Sales Agent and each Forward Purchaser in writing. Further, under no circumstances shall the aggregate gross sales proceeds from Shares sold pursuant to this Agreement, including any separate Terms Agreement or similar agreement covering principal transactions described herein, exceed the Maximum Amount.
(ii) If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the other parties, and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(d)Each sale of the Shares through or to a Sales Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Confirmation or a Terms Agreement.
(e)(i) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the applicable Sales Agent and, if applicable, the relevant Forward Purchaser, shall cancel any instructions for the offer or sale of any Shares, and no Sales Agents shall be obligated to offer or sell any Shares: (x) during any period in which the Company's insider trading or similar policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Stock by persons subject to such policy, or during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (y) except as provided in clause (ii) of this Section 2(e), from seven calendar days prior to the date (each, an “Announcement Date”) of any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period through and including the time that is 24 hours after the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such announcement or release.
(ii) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, then the Company shall (1) prepare and deliver to the applicable Sales Agent and, if applicable, the relevant Forward Purchaser (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant earnings announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Sales Agent and, if applicable, such Forward Purchaser, and obtain the consent of such Sales Agent and, if applicable, such Forward Purchaser to the filing thereof (such consent not to be unreasonably withheld), (2) provide such Sales Agent and, if applicable, such Forward Purchaser with the certificate, opinions/letters of counsel and comfort letter called for by Sections 4(q), (r), and (s) hereof, respectively, (3) afford such Sales Agent and, if applicable, such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 4(t) hereof, and (4) file such Earnings 8-K with the Commission. If the Company satisfies such obligations, then the provisions of clause (y) of Section 2(e)(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the relevant Announcement Date) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any certificate, opinions/letters of counsel and comfort letter pursuant to this Section 2(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver certificates, opinions/letters of counsel and comfort letters as provided in Section 4 hereof and (B) this clause (ii) shall in no way affect or limit the operation of the provisions of clause (x) of Section 2(e)(i), which shall have independent application.
(f)The Company acknowledges and agrees that (i) there can be no assurance that any Sales Agent will be successful in selling Shares or that any Forward Purchaser or its affiliate will be successful in borrowing any Forward Hedge Shares, (ii) no Sales Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, (iii) other than to the extent set forth in the applicable Confirmation, no Forward Purchaser will incur any liability or obligation to the Company or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge

Shares, and (iv) no Sales Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement unless a Terms Agreement, in form and substance mutually satisfactory to the Company, the Operating Partnership and the applicable Sales Agent, shall have been executed by the Company, the Operating Partnership and such Sales Agent.
(g)The Company agrees that (i) any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through one Sales Agent on any single given day, (ii) it shall in no event request that more than one Sales Agent sell Shares on the same day, and (iii) it shall in no event request that a Sales Agent offer and sell Shares (whether acting as sales agent, forward seller or principal) during any Unwind Period (as defined in each applicable Confirmation).
(h)The Company agrees to reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to one and a half times the number of Forward Hedge Shares for each Confirmation (as adjusted for stock splits and similar events pursuant to the relevant Confirmation) for the purpose of enabling the Company to satisfy its obligations under each applicable Confirmation.
(i)Notwithstanding anything herein to the contrary, in the event that either (i) despite using commercially reasonable efforts, a Forward Purchaser or its affiliate is unable to borrow and deliver a number of Forward Hedge Shares equal to the Aggregate Maximum Forward Hedge Amount for sale under this Agreement, as set forth in the relevant Forward Placement Notice pursuant to Section 2(a) hereof, or (ii) in the commercially reasonable judgment of such Forward Purchaser, after using commercially reasonable efforts it is either impracticable to do so or such Forward Purchaser or its affiliate would incur a stock loan cost that is equal to or greater than the applicable Maximum Stock Loan Rate (as defined in each applicable Confirmation) to do so, then the applicable Sales Agent, as forward seller, shall be obligated to use commercially reasonable efforts to sell only the aggregate number of Forward Hedge Shares that such Forward Purchaser is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Sales Agent hereunder with respect to the borrowing, offer or sale of any Forward Hedge Shares in connection with a Forward shall be subject to the related Confirmation being effective and not having been terminated.
(j)On each of March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2021 (unless earlier terminated pursuant to Section 8 herein), the Company will provide each of the Sales Agents by email notice the quarterly information set forth on Schedule 8; provided, however, that the Company shall not be required to provide such quarterly information to the Sales Agents with respect to any quarter in which the Company delivers no Placement Notices and no Shares are sold.
3.Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to, and agrees with, each Sales Agent and each Forward Purchaser that as of each Applicable Time (as defined in Section 18(a)):
(a)The Company satisfies the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective upon filing. The Registration Statement, at the Applicable Time, meets, and the offer and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. At the Applicable Time, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), the Prospectus will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder, and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Sales Agents or the Forward Purchasers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Sales Agents or the Forward Purchasers consists of the information described as such in Section 6(a) hereof. The Company has complied to the Commission’s satisfaction with any requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority or any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction. The initial effective date of the Registration Statement was not earlier than the date three years before the Applicable Time.
(b)(i) At the time of filing the Registration Statement, (ii) at each Applicable Time and (iii) at each Settlement Date, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and the offer and sale of the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form.
(c)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) in the offering of the Shares and (ii) as of each Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an Ineligible Issuer.
(d)Each Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the specific offering and sale of the Shares contemplated hereby, or until any earlier date that the Company notifies the Sales Agents and the Forward Purchasers in accordance with Section 4(e) hereof, did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agents or the Forward Purchasers specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Sales Agents or the Forward Purchasers consists of the information described as such in Section 6(a) hereof.
(e)All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Any further documents so filed, when such documents are filed or become effective by the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.
(f)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and each applicable Confirmation and, as general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership's obligations under this Agreement and the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(g)The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(h)Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(i)All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or other ownership interests of the Company's subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.
(j)The Company's authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Primary Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Sales Agents pursuant to the terms of this Agreement, will be fully paid and non-assessable, free and clear of any Liens; the Confirmation Shares have been duly and validly authorized and reserved for issuance to each Forward Purchaser, or its affiliate, pursuant to the applicable Confirmation; when such Confirmation Shares are issued and delivered by the Company to such Forward Purchaser against payment of any consideration required to be paid by such Forward Purchaser pursuant to the terms of such Confirmation, such Confirmation Shares will be duly and validly issued and fully paid and non-assessable; the Primary Shares and the Confirmation Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates for the Primary Shares and the Confirmation Shares are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Primary Shares and the Confirmation Shares; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holders of any Primary Shares or any Confirmation Shares will be subject to personal liability for obligations of the Company solely by reason of being such a holder.
(k)All of the issued and outstanding units of limited partnership (the “Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. None of the Units was issued or designated in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens. The issuance of the common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds to the Operating Partnership from the sale of the Shares and the issuance of any Confirmation Shares (the “New Common Units”) has been duly authorized, and, when issued and delivered by the Operating Partnership, the New Common Units will be validly issued and fully paid. The New Common Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the New Common Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.
(l)There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Plan of Distribution,” “Prospectus Supplement

Summary,” “Risk Factors,” “Use of Proceeds,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Units,” “The Operating Partnership Agreement,” “Certain Provisions of Maryland Law and Our Charter and Bylaws” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(m)This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. The form of the Master Confirmation and the Supplemental Confirmation has been duly authorized by the Company. When executed and delivered by the Company, each Confirmation (including the relevant Supplemental Confirmation to the applicable Master Confirmation) (i) will be, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company and, (ii) assuming the due authorization, execution and delivery thereof by the applicable Forward Purchaser, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy.
(n)Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the settlement of the Confirmation Shares pursuant to any Confirmation and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” or “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.
(o)No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Shares and any Confirmation Shares or the consummation of the transactions contemplated by this Agreement or any Confirmation, except such as have been made or obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Sales Agents in the manner contemplated herein and in the Prospectus.
(p)The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and each applicable Confirmation, as applicable, the issuance and sale of the Shares and any Confirmation Shares, the consummation of any other of the transactions herein contemplated, and the fulfillment of the terms hereof by the Company and the Operating Partnership does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or any Confirmation or the consummation of any of the transactions contemplated hereby or thereby.
(q)Except as set forth in the Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement as a result of or in connection with the offering contemplated by this Agreement or any Confirmation. Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Securities Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Securities Act.
(r)The financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and the Registration Statement fairly present, on the basis stated therein, the information included therein. The statements of certain revenues and expenses of any of the properties or the financial statements of any businesses acquired by the Company or its subsidiaries or determined to be probable of acquisition by the Company or its subsidiaries, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein and have been prepared, in all material respects, in accordance with the applicable financial statement requirements of Rule 3-14 of Regulation S-X with respect to real estate operations or Rule 3-05 of Regulation S-X with respect to businesses. All non-GAAP financial information included or incorporated by reference in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and, except as disclosed in the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company's knowledge, material future effect on the Company's consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. Any pro forma financial statements, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Prospectus and the Registration Statement. Any pro forma financial statements, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(s)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or any Confirmation or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(t)Except as otherwise disclosed in the Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Prospectus and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company's most recent Annual Report on Form 10-K.
(u)The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company's and the Operating Partnership's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Prospectus: (i) to the Company's or the Operating Partnership's knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company's or the Operating Partnership's knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending, or, to the Company's or the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or, to the Company's or the Operating Partnership's knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(v)Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not have a Material Adverse Effect.
(w)Grant Thornton LLP, who has certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
(x)The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed in a timely manner or has properly requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to result in a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to result in a Material Adverse Effect.
(y)No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(z)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(aa)No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary's capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).
(ab)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).
(ac)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries' internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
(ad)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(ae)Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(af)(i) The Company and its subsidiaries are in material compliance with any and all applicable Environmental Laws and have not received notice of any pending or threatened Environmental Action, (ii) the Company and its subsidiaries have received and are in material compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) the Company and its subsidiaries have not received notice of any actual or potential liability under any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in, or contemplated in, the Prospectus, (iv) neither the Company nor any of its subsidiaries has received notice from any Governmental Authority indicating that any Property owned, leased or controlled by the Company, the Operating Partnership or any subsidiary or any real property adjacent thereto has been or may be placed on any federal, state or local list as a result of the release of Hazardous Materials or violations of Environmental Law, (v) no Hazardous Materials have been used, manufactured, generated, sold, handled, treated, transported, stored (including within aboveground or underground storage tanks) or disposed of by the Company, the Operating Partnership or any subsidiary, except in material compliance with all applicable Environmental Laws, (vi) no Hazardous Materials have spilled, discharged, released, emitted, injected or leaked from, in, on, or migrated to or from any Property owned, leased or controlled by the Company, the Operating Partnership or any subsidiary, except where such spill, discharge, release, emission, injection or leak would not, individually or in the aggregate, have a Material Adverse Effect, and (vii) no Property which is owned, leased or controlled by the Company, the Operating Partnership or any subsidiary has been used for dry-cleaning purposes or is subject to any environmental lien. The Company has made available copies of all reports, audits studies or analyses of any kind whatsoever in the possession, custody or control of the Company, the Operating Partnership or any subsidiary relating to Hazardous Materials at or in connection with any real property owned, leased or controlled by the Company or any Environmental Action affecting the Company or any subsidiary.
For purposes of the foregoing:
“Environmental Action” means any complaint, summons, citation, notice, directive, order, claim, litigation, third party investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving violations of Environmental Laws or releases, discharges, leaks of Hazardous Materials in, on, or migrating to or from the Properties.
“Environmental Law” means any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, public health and safety, or Hazardous Materials, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 USC §6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §300(f) et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC §11001 et seq.; the Hazardous Material Transportation Act, 49 USC §5101 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state or local counterparts or equivalents, in each case as amended from time to time.
“Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, board, department, or agency or any court tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Hazardous Materials” means (a) substances that are defined or listed, in, or otherwise classified pursuant to any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other similar term intended to define, list, or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP toxic” or adverse effect on human health or the environment, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (g) infectious waste. The term “Hazardous Materials” does not include those quantities of substances customarily present, stored, used and/or disposed of in typical residential households, if so present, stored, used or disposed of by the Company’s tenants.
(gg)No “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement and any Confirmation) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”)) maintained by the Company or its subsidiaries.  Neither the Company nor any of its ERISA Affiliates maintains or contributes to any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA and the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  Each Employee Benefit Plan maintained by the Company or any of its ERISA Affiliates which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.  Neither the Company nor any of its ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law).  Each Employee Benefit Plan of the Company or its ERISA Affiliate that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period). The fair market value of the assets of each Employee Benefit Plan that is an employee pension benefit plan within the meaning of ERISA Section 3(2) maintained by the Company or its ERISA Affiliate exceeds the present value of all benefits accrued under such Employee Benefit Plan (determined based on those assumptions used to fund such Plan).  No “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its ERISA Affiliates.  Neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of an Employee Benefit Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA). None of the Company, any of its subsidiaries or any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course).  For the purpose of this paragraph, an ERISA Affiliate means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).
(hh)There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.
(ii)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could be reasonably expected to result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering (or from the settlement of any Confirmation) will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.
(jj)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(kk)Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering or from the settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).
(ll)Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.
(mm)Except as set forth in the Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.
(nn)No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or stockholders of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described.
(oo)Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code for its taxable year ending December 31, 2021 and thereafter; all statements in the Registration Statement, the Base Prospectus and the Prospectus Supplement regarding the Company’s qualification and taxation as a REIT are correct in all material respects. The Company intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company's corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that would negatively impact such qualification. Each of the Company's corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code.
(pp)The Operating Partnership is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to cease being classified as a partnership for federal income tax purposes and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to be treated as an association or partnership taxable as a corporation for federal income tax purposes.
(qq)There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or any Confirmation or the issuance by the Company or sale by the Company of the Shares or the Confirmation Shares.
(rr)The Company, the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.
(ss)The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate.
(tt)Except as described in each of the Registration Statement and the Prospectus, with respect to stock options (the “Stock Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of the Company and its subsidiaries within the past seven (7) years, (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Stock Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Stock Option or an Other Award was made in accordance with the terms of such equity incentive plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option or Other Award in the form of a stock appreciation right or similar award was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Stock Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Stock Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Stock Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Stock Options and Other Awards as the case may be, and (vii) each such grant of a Stock Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options or Other Awards in the form of stock appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(uu)Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Company's most recent Annual Report on Form 10-K and the subsidiaries organized on or after February 18, 2021 and identified on Schedule 6 hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity that has operations or owns any assets or has any material liabilities.
(vv)The documents incorporated by reference in the Registration Statement and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(ww)All dividends made by the Company to holders of Common Stock have been made in compliance with the applicable rules and regulations of the Maryland General Corporation Law (the “MGCL”). All dividends made by the Company to holders of the Company’s preferred stock have been made in accordance with the articles supplementary governing such preferred stock and have been made in compliance with the applicable rules and regulations of the MGCL. All distributions made by the Operating Partnership to holders of Units have been made in compliance with the applicable rules and regulations of the Michigan Revised Uniform Limited Partnership Act.
(xx)The Company has no “significant subsidiaries” (as such term is defined under Rule 1-02(w) subsections 1 or 2 of Regulation S-X under the Securities Act) other than as set forth on Schedule 7 hereto.

(yy)The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(zz)No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(aaa)The Company (i) has filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement; and (ii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement.
(bbb)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and each of its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and each of its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
Any certificate signed by any officer of the Company or the Operating Partnership and delivered to any Sales Agent, any Forward Purchaser or their counsel in connection with the offering of the Shares or any Confirmation Shares shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to such Sales Agent and such Forward Purchaser. The Company and the Operating Partnership acknowledge that the Sales Agents and the Forward Purchasers and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel to the Company and counsel to the Sales Agents and Forward Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
4.Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with each Sales Agent and each Forward Purchaser that:
(a)Amendments and Supplements to the Registration Statement, the Prospectus and any Free Writing Prospectus. The Company shall not, during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172, or any similar rule of under the Securities Act) (the “Prospectus Delivery Period”) in connection with sales of the Shares, amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus (other than an amendment or supplement thereto providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares), unless a copy of such amendment or supplement thereto shall first have been submitted to the Sales Agents and the Forward Purchasers within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Sales Agents and the Forward Purchasers shall not have reasonably objected thereto (provided, however, that the failure of the Sales Agents and the Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents' and Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement).
(b)Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Free Writing Prospectus, or to file any document in order to comply with the Securities Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of the Administrative Sales Agents it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Sales Agents and the Forward Purchasers of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (e) of this Section 7) an amendment or supplement to the Prospectus or such Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Free Writing Prospectus, as amended or supplemented, will comply with the Securities Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Securities Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to the Sales Agents and the Forward Purchasers as many copies as the Sales Agents and the Forward Purchasers may reasonably request of such amendment, supplement or document.
(c)Notifications to the Sales Agents and the Forward Purchasers. The Company shall notify the Sales Agents and the Forward Purchasers promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any material statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Free Writing Prospectus in order to make the material statements therein, in light of the circumstances under which they were made, not misleading and

(v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, or any Free Writing Prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430B, 430C and 462(b) under the Securities Act and to notify the Sales Agents and the Forward Purchasers promptly of all such filings.
(d)Prospectus. The Company shall furnish to the Sales Agents and the Forward Purchasers, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Sales Agents or the Forward Purchasers may reasonably request via electronic mail in “.pdf” format and, at the Sales Agents’ or the Forward Purchasers’ request, to furnish copies of the Prospectus to the NYSE and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the NYSE or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Sales Agents and the Forward Purchaser during the Prospectus Delivery Period. If the Sales Agents are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.
(e)Free Writing Prospectuses. Other than a Free Writing Prospectus approved in advance in writing by the Company and the Administrative Sales Agents, neither the Sales Agents nor the Company (including its agents and representatives, other than the Sales Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Sales Agents hereunder. The Company represents and agrees that (i) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in the Sales Agents or the Company being required to file pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Sales Agents that the Sales Agents otherwise would not have been required to file thereunder.
(f)Registration Statement Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Sales Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 4), a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Administrative Sales Agents, (ii) use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(g)Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time when the Shares remain unsold by the Sales Agents, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company shall (i) promptly notify the Sales Agents and the Forward Purchasers, (ii) promptly file a new registration statement or post-effective amendment to the existing Registration Statement on the proper form relating to the Shares, in a form reasonably satisfactory to the Administrative Sales Agents and subject to subsection (a) of this Section 4, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Sales Agents and the Forward Purchasers upon such effectiveness. The Company shall take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the Registration Statement that was the subject of the notice pursuant to Rule 401(g)(2) of the Securities Act or for which the Company has otherwise become ineligible to use. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.
(h)Filing Fee. The Company agrees to pay the required Commission filing fee related to the Shares within the time required by Rule 456(d)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(i)Compliance with Blue Sky Laws. The Company shall cooperate with the Sales Agents and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Sales Agents may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).
(j)Availability of Earnings Statements. The Company shall make generally available to holders of its securities and the Sales Agents as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.
(k)Expenses. The Company agrees with each Sales Agent and each Forward Purchaser, whether or not the transactions contemplated hereunder and under any Confirmation are consummated or this Agreement or any Confirmation is terminated, to pay all costs, fees and expenses incurred in connection with the performance of the Company’s obligations hereunder and in connection with the transactions contemplated hereby and under any Confirmation, including, without limitation: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filings of the Registration Statement, the Prospectus and any Free Writing Prospectus and the mailing and delivering of copies thereof to the Sales Agents and the Forward Purchasers, (ii) the cost of printing or producing this Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and any Confirmation Shares, (iii) all expenses in connection with the qualification of the Shares and any Confirmation Shares for offering and sale under state securities laws as provided in Section 4(i) hereof, (iv) all fees and expenses in connection with listing the Shares and any Confirmation Shares on the NYSE, and any stock or transfer taxes and stamp or similar duties on the issuance and listing of the Shares and any Confirmation Shares, (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Sales Agents and the Forward Purchasers in connection with determining their compliance with the rules and regulations of FINRA related to their participation in the transactions contemplated hereunder, (vi) the cost of preparing stock certificates, (vii) the cost and charges of any transfer agent or registrar, (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section and (ix) if Shares having an aggregate offering price of $50,000,000 or more have not been offered and sold under this Agreement collectively by the thirty-six-month anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Sales Agents and the Forward Purchasers for up to $200,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Sales Agents and the Forward Purchasers incurred by the Sales Agents and the Forward Purchasers in connection with the transactions contemplated by this Agreement and any Confirmation.
(l)No Stabilization or Manipulation. Neither the Company nor the Operating Partnership shall at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Securities Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.
(m)Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares pursuant to this Agreement, any Terms Agreement and upon settlement of any Confirmation in the manner set forth in the Prospectus under “Use of Proceeds.”
(n)Lock-Up Agreement. At any time that the Company has instructed a Sales Agent to sell Shares pursuant to Section 2(a)(i) hereof (a) pursuant to a Regular Placement Notice, but such instructions have not been fulfilled, settled or cancelled, or (b) pursuant to a Forward Placement Notice, but the Company and the Forward Purchaser have not entered into a Supplemental Confirmation, or such instruction has not been cancelled, the Company shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of the offer or sale thereunder, in each case without giving the applicable Sales Agent and, if applicable, the relevant Forward Purchaser at least one Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company and/or the Operating Partnership may (i) register the offering and sale of the Shares through the Sales Agents pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of outstanding options, or other outstanding securities, as described in the Company's reports filed with the Commission under the Exchange Act, or upon the redemption or exchange of outstanding Units, in accordance with the Operating Partnership Agreement, (iii) issue securities under the Company's equity incentive plans described in the Company's reports filed with the Commission under the Exchange Act, (iv) issue shares of Common Stock pursuant to any dividend reinvestment plan or stock purchase plan of the Company, (v) issue securities, including Units, in connection with the acquisition of property, (vi) issue, offer or sell shares of Common Stock and take other actions under the Forward Sales Agreements, dated November 15, 2021 and November 16, 2021, between the Company and Citibank N.A., (vii) register the resale of shares of Common Stock by holders thereof pursuant to agreements or arrangements disclosed by the Company in its filings with the Commission prior to such instruction, and (viii) issue up to 1,712,709 shares of Common Stock pursuant to the settlement of outstanding forward sale transactions under master confirmation letter agreements and supplemental confirmation letter agreements entered into in connection with the At the Market Sales Agreement dated June 4, 2021 among the Company, the Partnership and the sales agents and forward purchasers that are party thereto. If notice of a proposed transaction is provided by the Company pursuant to this Section 4(n), the Sales Agents and the Forward Purchasers may suspend activity of the transactions contemplated by this Agreement or any Confirmation for such period of time as may be requested by the Company or as may be deemed appropriate by such Sales Agents or the Forward Purchasers.
(o)Stock Exchange Listing. The Company shall use its best efforts to cause the Shares and any Confirmation Shares to be listed on the NYSE and to maintain such listing.
(p)Additional Notices. The Company shall notify the Sales Agents immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Sales Agents pursuant to Section 5 below.
(q)Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time thereafter that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement or the Prospectus (other than a Current Report on Form 8-K, unless the Administrative Sales Agents shall otherwise reasonably request), or (iii) otherwise as the Administrative Sales Agents may reasonably request (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to each Sales Agent and each Forward Purchaser forthwith a certificate dated and delivered within three Trading Days of such Representation Date, in form reasonably satisfactory to the Administrative Sales Agents, to the effect that the statements contained in the certificate referred to in Section 5(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(q) may be waived, at the Administrative Sales Agents' discretion, for any Representation Date occurring at a time at which no Placement Notice is pending. However, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agents and the Forward Purchasers with a certificate under this Section 4(q), then before the Company delivers the Placement Notice or the Sales Agents sell any Shares, the Company shall provide the Sales Agents and the Forward Purchasers with a certificate, in the form set forth in Section 5(c), dated the date of the Placement Notice (such date shall also constitute a Representation Date for purposes of this Agreement). For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which such shares are listed or quoted.
(r)Company Counsel Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 4(q) for which no waiver is applicable, the Company shall cause to be furnished to the Sales Agents and the Forward Purchasers, dated as of such date and addressed to the Sales Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Sales Agents and the Forward Purchasers, the written opinions of Jaffe, Raitt, Heuer & Weiss, P.C., counsel for the Company, Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional

Corporation, the Company's special Maryland counsel, and Tuan Olona, LLP, the Company’s special New York counsel, substantially similar to the forms set forth in Exhibit A, Exhibit B and Exhibit C hereto, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement each such counsel may furnish the Sales Agents and the Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Sales Agents and the Forward Purchaser may rely on the prior opinions delivered under this Section 4(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(s)Comfort Letters. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 4(q) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus, collectively, the “Accountants”) to deliver to the Sales Agents and the Forward Purchasers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Administrative Sales Agents, as described in Section 5(f).
(t)Due Diligence. The Company and the Operating Partnership will cooperate with any reasonable due diligence review conducted by the Sales Agents and the Forward Purchaser or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company's principal offices, as the Sales Agents or the Forward Purchasers may reasonably request. The Company shall comply with any due diligence request or call reasonably requested by the Sales Agents or the Forward Purchasers.
(u)Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, a number of shares of Common Stock equal to one and a half times the number of Forward Hedge Shares for each Confirmation (as adjusted for stock splits and similar events pursuant to the relevant Confirmation) for the purpose of enabling the Company to satisfy its obligations under each applicable Confirmation.
(v)Trading. The Company hereby consents to the Sales Agents and the Forward Purchasers trading in the Common Stock for their own accounts and for the accounts of their clients at the same time as sales of the Shares pursuant to this Agreement.
(w)Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Sales Agents and the Forward Purchasers that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement and any Confirmation are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Applicable Time for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Applicable Time).

(x)Board Authorization. To ensure that prior to instructing the Sales Agents to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares and any Confirmation Shares.
(y)Offer to Refuse to Purchase. If to the knowledge of the Company any condition set forth in Section 5(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Sales Agents the right to refuse to purchase and pay for such Shares.
(z)Exchange Act Reports. The Company shall (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Sales Agents under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Sales Agents with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to subsection (a) of this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by the Securities Act).
(aa)Compliance with Laws. The Company, the Operating Partnership and each of their subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(bb)REIT Treatment. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code for so long as the Company's Board of Directors deems such qualification to be in the best interests of the Company's stockholders. The Operating Partnership will use its best efforts to continue to meet the requirements to qualify as a partnership under the Code for so long as the Company’s Board of Directors deems such qualification to be in the best interests of the Company’s stockholders.
5.Conditions to the Sales Agents' and Forward Purchasers’ Obligations. The obligations of any Sales Agents or Forward Purchasers hereunder will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by the Sales Agents and the Forward Purchasers of a due diligence review satisfactory to the Sales Agents and the Forward Purchasers in their reasonable judgment, and to the continuing satisfaction of the following additional conditions:
(a)No Stop Orders, Requests for Information and No Amendments. (i) The Registration Statement shall be effective and shall be available for (a) all sales of Shares issued pursuant to all prior Placement Notices and (b) the sale of all Shares contemplated to be issued by any Placement Notice, (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, (iii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iv) any request for additional information on the part of the staff of the Commission, the NYSE, FINRA, or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (v) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Sales Agents and the Forward Purchasers and the Administrative Sales Agents did not reasonably object thereto.
(b)No Material Adverse Changes. Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized shares of capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of any rating assigned to any of the Company's or the Operating Partnership's securities.
(c)Officers' Certificates. The Sales Agents and the Forward Purchasers shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Administrative Sales Agents, to the effect set forth in clauses (a) and (b) above and to the effect that:
(i)each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Free Writing Prospectus, if any;
(ii)as of such date and as of each sale of Shares subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)each of the representations and warranties of the Company and the Operating Partnership contained in this Agreement and in any Confirmation, as applicable, are, as of such date and each sale of Shares subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv)each of the covenants and agreements required herein and in any Confirmation, as applicable, to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.
(d)Opinions of Counsel to the Company. The Sales Agents and the Forward Purchasers shall have received the opinions of counsel required to be delivered pursuant to Section 4(r) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 4(r) hereof.
(e)Opinion of Counsel to the Sales Agents and the Forward Purchasers. The Sales Agents and the Forward Purchasers shall have received, on or prior to the date that the first Shares are sold pursuant to the terms of this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate under Section 4(q) for which no waiver is applicable, an opinion of Paul Hastings LLP, outside counsel for the Sales Agents and the Forward Purchasers, dated such date and addressed to the Sales Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Administrative Sales Agents.
(f)Accountants' Comfort Letter. The Sales Agents and the Forward Purchasers shall have received, on each Representation Date, Comfort Letters dated such date and addressed to the Sales Agents and the Forward Purchasers, in form and substance reasonably satisfactory to the Administrative Sales Agents, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants' “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Free Writing Prospectus, as amended or supplemented to the date of such letter.
(g)Secretary's Certificate. The Company shall deliver to the Sales Agents and the Forward Purchasers a certificate dated of even date hereof and executed by the Secretary of the Company, signing in such capacity, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and any Confirmation and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of any Shares or any Confirmation Shares pursuant to this Agreement and any Confirmation), which authorization shall be in full force and effect on and as of the date of such certificate; (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each person who executed this Agreement for or on behalf of the Company; and (iii) certifying as to such additional matters as the Administrative Sales Agents may reasonably request.
(h)Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 4(t).
(i)Compliance with Blue Sky Laws. The Shares and any Confirmation Shares shall be qualified for sale in such states and jurisdictions as the Sales Agents and the

Forward Purchasers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.
(j)Stock Exchange Listing. The Shares and any Confirmation Shares shall have been duly authorized for listing on the NYSE subject only to notice of issuance at or prior to the applicable Settlement Date.
(k)Regulation M. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(l)Additional Certificates. The Company shall have furnished to the Sales Agents and Forward Purchasers such certificate or certificates, in addition to those specifically mentioned herein, as the Administrative Sales Agents may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Sales Agents and the Forward Purchasers.
(m)No Termination Event. There shall not have occurred any event that would permit the Sales Agents to terminate this Agreement pursuant to Section 8(a) hereof.
(n)No Decrease in Debt Rating. Between any Applicable Times, there shall not have been any decrease in the rating of any of the Company’s or the Operating Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(o)Additional Conditions Relating to Forward. Prior to any offer or sales of Forward Hedge Shares by a Sales Agent as forward seller, the Company shall have executed and delivered a Master Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule 4 hereto relating to such Forward; provided that the Company shall be required to only execute one Master Confirmation with each Forward Purchaser. Prior to the first trading day following the applicable Hedge Completion Date relating to any Forward, the Company shall have executed and delivered a Supplemental Confirmation to the applicable Forward Purchaser substantially in the form set forth in Schedule 4 hereto relating to such Forward.
6.Indemnification and Contribution.
(a)Company and Operating Partnership Indemnification. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Sales Agent, each Forward Purchaser, and their respective directors, officers, partners, employees and agents and each person, if any, who, directly or indirectly, through one or more intermediaries, (i) controls such Sales Agent or such Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with such Sales Agent or such Forward Purchaser, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 6(c) hereof) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which such Sales Agent, such Forward Purchaser, such director, officer, partner, employee, agent or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or the Operating Partnership or based on written information furnished by or on behalf of the Company or the Operating Partnership filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission made in reliance upon and in conformity with written information relating to the Sales Agents or the Forward Purchasers and furnished to the Company by the Sales Agents or the Forward Purchasers expressly for inclusion in any document as described in the last sentence of this Section 6(a). This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership might otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Sales Agents and the Forward Purchasers for inclusion in any Prospectus or any Free Writing Prospectus: (i) the names of the Sales Agents and the Forward Purchasers, and (ii) the paragraph related to electronic distribution of the Prospectus.
(b)Indemnification of the Sales Agents. Each Sales Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, the Operating Partnership and each person, if any, who (i) controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company or the Operating Partnership, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Sales Agent or, if applicable, the relevant Forward Purchaser and furnished to the Company by such Sales Agent or the relevant Forward Purchaser expressly for inclusion in any document as described in Section 6(a) hereof.
(c)Procedure. Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify in writing each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
(d)Contribution. If the indemnification provided for in this Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and each applicable Sales Agent and, if applicable, each relevant Forward Purchaser, on the other hand, from the offering of the related Shares pursuant to this Agreement and each applicable Confirmation, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and each applicable Sales Agent and, if applicable, each relevant Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided that the applicable Sales Agents’ obligations to contribute under this Section 6(d) shall be several and not joint. The relative benefits received by the Company, the Operating Partnership, each applicable Sales Agent and each applicable Forward Purchaser shall be deemed to be in the same respective proportions as (I)(A) in the case of the Company and the Operating Partnership, the total proceeds from the offering of the related Shares and any Confirmation Shares assuming full Physical Settlement of such Confirmation on the applicable Effective Date (as defined in each applicable Confirmation) (net of commissions paid but before deducting expenses) received by the Company, (B) in the case of each applicable Sales Agent, the sum of (i) the total commissions received by such Sales Agent pursuant to this Agreement and (ii) in the case of any Shares purchased by such Sales Agent as principal, discounts received by such Sales Agent under this Agreement and any applicable Terms Agreement, and (C) in the case of each applicable Forward Purchaser, the aggregate for all applicable Forwards under this Agreement and the related Confirmations between such Forward Purchaser and the Company of each amount accrued in respect of the Spread on the Number of Shares (as defined in such Confirmation) net of any commercially reasonable hedging costs bear to (II) the aggregate gross sales price of the Shares sold to or through each applicable Sales Agent pursuant to this Agreement, any such Terms Agreement and any such Confirmation. For the avoidance of doubt, the commission to a Sales Agent for sales of Forward Hedge Shares shall be deemed to equal, on a per share basis, the applicable Forward Seller Commission as a percentage reduction to the Volume-Weighted Hedge Price (as defined in each applicable Confirmation) under such Confirmation. The relative fault of the Company and the Operating Partnership, each applicable Sales Agent and, if applicable, each relevant Forward Purchaser shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by each such party and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) hereof for purposes of indemnification.
The Company and each Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). Notwithstanding the provisions of this Section 6(d), no Sales Agent shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)The Company and each Sales Agent agree promptly to notify the other parties hereto of the commencement of any action against it, in the case of a Sales Agent, the relevant Forward Purchaser and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares and any Confirmation Shares, or in connection with the Registration Statement, the Prospectus or any Free Writing Prospectus.

7.Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 6 hereof and all covenants, representations and warranties of the Company and the Operating Partnership contained in this Agreement, any Confirmation or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of any investigation made by or on behalf of any Sales Agent or any Forward Purchaser, their respective affiliates, directors, officers, employees, agents or any person (including each officer, director, employee or agent of such person) who controls such Sales Agent or such Forward Purchaser within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or the Operating Partnership, their respective directors or officers or any person who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, and shall survive any termination of this Agreement, any Confirmation or the issuance and delivery of the Shares and any Confirmation Shares.
8.Termination.
(a)The Administrative Sales Agents shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect has occurred, that, in the judgment of the Administrative Sales Agents, may materially impair the ability of the Sales Agents to sell the Shares hereunder; (ii) the Company or the Operating Partnership shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed; (iii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its subsidiaries; (iv) the Company or the Operating Partnership shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 4(q), 4(r) or 4(s) hereof, the Administrative Sales Agents' right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty days from the date such delivery was required; (v) any other condition of the Sales Agents' obligations hereunder is not fulfilled; or (vi) any suspension or limitation of trading in the Common Stock or in securities generally on NYSE shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(k) (Expenses), Section 6 (Indemnification and Contribution), Section 7 (Representations and Agreements to Survive Delivery), Section 13 (Applicable Law; Consent to Jurisdiction) and Section 14 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.
(b)The Company and the Operating Partnership shall have the right, by giving ten days' notice as hereinafter specified, to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(k), Section 6, Section 7, Section 13 and Section 14 hereof shall remain in full force and effect notwithstanding such termination.
(c)Each Sales Agent and each Forward Purchaser, as to itself, shall have the right, by giving ten days' notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(k), Section 6, Section 7, Section 13 and Section 14 hereof shall remain in full force and effect notwithstanding such termination.

(d)Unless earlier terminated pursuant to this Section 8, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Sales Agents on the terms and subject to the conditions set forth herein; provided that the provisions of Section 4(k), Section 6, Section 7, Section 13 and Section 14 hereof shall remain in full force and effect notwithstanding such termination.
(e)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b), (c), or (d) hereof or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(k), Section 6, Section 7, Section 13 and Section 14 hereof shall remain in full force and effect.
(f)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares or the settlement of any Confirmation, such sale shall settle in accordance with the provisions of this Agreement and any applicable Confirmation.
9.Notices. Except as otherwise provided herein, all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and:
(a) if sent to a Sales Agent, shall be delivered to the applicable Sales Agent as follows:

BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Fax: (312) 461-2968, Attention: Stephan Richford, email: stephan.richford@bmo.com and Eric Benedict, email: eric.benedict@bmo.com; with a copy to Legal Department (facsimile: (212) 702-1205)

BofA Securities, Inc., One Bryant Park, New York, New York 10036, Fax: (212) 449-0355, Attention: Christine Roemer, email: christine.roemer@bofa.com, with copies to ECM Legal, Facsimile: (212) 230-8730

Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469, Attention: eq.us.corporates.middle.office@citi.com, eq.us.ses.notifications@citi.com, matthew.morris@citi.com, catherine.hornyak@citi.com

J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179; Attention: Stephanie Little, Email: stephanie.y.little@jpmorgan.com, Phone: (312) 732-3229

RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: TJ Opladen, facsimile: (212) 428-6260 and email: tj.opladen@rbccm.com

Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Corporate Services Desk, Brit Stephens (email brit.stephens@regions.com) and ecmdesk@regions.com

Fifth Third Securities, Inc., 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attention: Glenn Goggins, FTS Legal, facsimile: 513-534-0964

BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: Equity Capital Markets, email: BTIGUSATMTrading@btig.com, with copies (which shall not constitute notice) to: BTIG, LLC, 600 Montgomery Street, 6th Floor, San Francisco, California 94111, Attention: General Counsel and Chief Compliance Office

Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, facsimile: (646) 619-4437

Samuel A. Ramirez & Company, Inc., 61 Broadway, 29th Floor, New York, New York 10006, Attention: Larry Goldman

Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department (facsimile: (414) 298-7474), with a copy to the Legal Department, email: Barb Nelson, banelson@rwbaird.com; Sandy Walter, swalter@rwbaird.com; Matt Gailey, mgailey@rwbaird.com and; and in each case, with a copy to Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, Attention: Yariv C. Katz, Esq., email: yarivkatz@paulhastings.com

(b)if sent to a Forward Purchaser, shall be delivered to the applicable Forward Purchaser as follows:

Bank of Montreal, 55 Bloor Street West, 18th Floor, Toronto, Ontario M4W 1A5, Canada, Attention: Manager, Derivatives Operations, Facsimile: (416) 552-7904, Telephone: (416) 552-4177; With a copy to: 100 King Street West, 20th Floor, Toronto, Ontario M5X 1A1, Canada, Attention: Associate General Counsel & Managing Director, Derivatives Legal Group, Facsimile: (416) 956-2318, and BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Attention: Brian Riley, Telephone: (212) 605-1414

Bank of America, N.A., One Bryant Park, New York, New York 10036, attention of Rohan Handa (email: rohan.handa@bofa.com)

Citibank, N.A., 390 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469, Attention: eq.us.corporates.middle.office@citi.com, eq.us.ses.notifications@citi.com, eric.natelson@citi.com, theodore.finkelstein@citi.com

JPMorgan Chase Bank, National Association, EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, Facsimile No: 1-866-886-4506; With a copy to: Stephanie Little, Executive Director, Email: Stephanie.y.little@jpmorgan.com, Phone: 312-732-3229

Royal Bank of Canada, 200 Vesey Street, 8th floor, New York, New York 10281, Attention: ECM (email: RBCECMCorporateEquityLinkedDocumentation@rbc.com)
(c)or if sent to the Company or the Operating Partnership, shall be delivered to 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, Fax (248) 208-2641, Attention: Karen J. Dearing and Fernando Castro-Caratini, email: Karen J. Dearing, Kdearing@suncommunities.com and Fernando Castro-Caratini, fcastro@suncommunities.com, with copies to Jaffe, Raitt, Heuer & Weiss PC, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Fax: (248) 351-3082, Attention: Matthew Murphy, Esq., email: mmurphy@jaffelaw.com.
(d)Each of the parties to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile or email transmission (with an original to follow) on or before 5:00 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which NYSE and commercial banks in the City of New York are open for business.
10.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Sales Agents and the Forward Purchasers and their respective successors and the affiliates, controlling persons, officers and trustees referred to in Section 6 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.
11.Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Confirmation shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares or any Confirmation Shares.
12.Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership and the Administrative Sales Agents; provided, however, that no amendment that imposes additional liabilities or obligations on any Sales Agent or any Forward Purchasers shall be effective as to such Sales Agent and such Forward Purchasers unless it agrees to the amendment in writing. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.
13.Applicable Law; Consent to Jurisdiction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
14.Waiver of Jury Trial. The Company, the Operating Partnership, the Sales Agents and the Forward Purchasers each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
15.Absence of Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that:
(a)The Sales Agents have been retained solely to act as agents in connection with the sale of the Shares and that no fiduciary relationship between the Company and the Sales Agents or the Forward Purchasers has been created in respect of any of the transactions contemplated by this Agreement or any Confirmation, irrespective of whether the Sales Agents or Forward Purchasers have advised or are advising the Company on other matters;
(b)Each of the Company and the Operating Partnership is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement or any Confirmation;
(c)Each of the Company and the Operating Partnership has been advised that the Sales Agents, the Forward Purchasers, and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership and that the Sales Agents and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims it may have against each Sales Agent and each Forward Purchaser, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Sales Agent and each Forward Purchaser shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including stockholders, partners, employees or creditors of the Company or the Operating Partnership.
16.Press Releases and Disclosure. Each of the parties hereto shall use commercially reasonable efforts, acting in good faith, to consult with the other parties prior to issuing any press release or like public statement related to this Agreement or any of the transactions contemplated hereby, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.
17.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.
18.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
(a)“Applicable Time” means the date of this Agreement, each Representation Date on which a certificate is required to be delivered pursuant to Section 4(q), the date on which a Placement Notice is given, any date on which Shares are sold hereunder, any date on which Confirmation Shares are delivered or such other time as agreed to by the Company and the Administrative Sales Agents.
(b)“GAAP” means United States generally accepted accounting principles.
(c)“Administrative Sales Agents” means BMO, BofA, Citigroup and JPM.
(d)“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
(e)“subsidiary” or “subsidiaries” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership, and all direct and indirect subsidiaries of the Operating Partnership.

19.Recognition of the U.S. Special Resolution Regimes.
(a)     In the event that any Sales Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Sales Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Sales Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, each Sales Agent and each Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership, the Sales Agents and the Forward Purchasers.
Very truly yours,
SUN COMMUNITIES, INC.
By: /s/ Karen J. Dearing
Name: Karen J. Dearing
Title: Chief Financial Officer
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
By:    Sun Communities, Inc., its General Partner
By:    /s/ Karen J. Dearing
Name: Karen J. Dearing
Title: Chief Financial Officer

[Signature Page to the At the Market Offering Sales Agreement]

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP. By: /s/ Matthew Coley Name: Matthew Coley Title: Manager, Derivatives Operations	BANK OF MONTREAL By:/s/ Sue Henderson Name: Sue Henderson Title: Director, Derivatives Operations

[Signature Page to the At the Market Offering Sales Agreement]

BOFA SECURITIES, INC. By:/s/ Hicham Hamdouch Name: Hicham Hamdouch Title: Managing Director	BANK OF AMERICA, N.A. By:/s/ Jake Mendelsohn Name: Jake Mendelsohn Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

CITIGROUP GLOBAL MARKETS INC. By:/s/ Jared M Nutt Name: Jared M Nutt Title: Director	CITIBANK, N.A. By/s/ James Heathcote Name: James Heathcote Title: Authorized Signatory

[Signature Page to the At the Market Offering Sales Agreement]

J.P. MORGAN SECURITIES LLC By:/s/ Brett Chalmers Name: Brett Chalmers Title: Vice President	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION By:/s/ Brett Chalmers Name: Brett Chalmers Title: Vice President

[Signature Page to the At the Market Offering Sales Agreement]

RBC CAPITAL MARKETS, LLC By:/s/ Donovan Campbell Name: Donovan Campbell Title: Managing Director	ROYAL BANK OF CANADA By:/s/ Brian Ward Name: Brian Ward Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

REGIONS SECURITIES LLC By:/s/ Brit Stephens Name: Brit Stephens Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

FIFTH THIRD SECURITIES, INC. By:/s/ Susannah Doyle Lunke Name: Susannah Doyle Lunke Title: Managing Director, SVP

[Signature Page to the At the Market Offering Sales Agreement]

BTIG, LLC By:/s/ Stephen Ortiz Name: Stephen Ortiz Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

JEFFERIES LLC By:/s/ Michael Magarro Name: Michael Magarro Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

SAMUEL A. RAMIREZ & COMPANY, INC. By: /s/ Richard Viton Name: Richard Viton Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

ROBERT W. BAIRD & CO. INCORPORATED By: /s/ Christopher Walter Name: Christopher Walter Title: Managing Director

[Signature Page to the At the Market Offering Sales Agreement]

SCHEDULE 5
Compensation
The Sales Agents shall be paid compensation in an agreed-upon amount not to exceed 2.0% of the gross proceeds from the sale of Shares pursuant to the terms of this Agreement.
The Sales Agents, as forward sellers for the applicable Forward Purchaser, for sales of Forward Hedge Shares shall be paid compensation in an agreed-upon amount not to exceed 2.0%.

SCH. 5-1